Exhibit 99(a)(1)(vii)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for determining the proper identification number to give the payer. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


      For This Type Of Account                                 Give the Social Security of -
      ------------------------                                 ---------------------------


1.   An individual's account                                   The individual

2.   Two or more individual s(joint account)                   The account owner of the
                                                               account or, if combined funds, the first individual

3.   Custodian account of a minor (Uniform Gift to             The minor(2)
     Minors Act)

4.   a.   The usual revocable savings trust account            The grantor-trustee (1)
          (grantor is also trustee)

     b.   So-called trust account that is not a legal          The actual owner(1)
          or valid trust under state law.

5.   Sole proprietorship account                               The owner (3)

6.    A valid trust, estate, or pension trust                  Legal entity (Do note furnish the TIN of the
                                                               personal representative or trustee unless the
                                                               legal entity itself is not designated in the
                                                               account title.)(4)

7.   Corporate account                                         The  corporation

8.   Partnership                                               The partnership

9.   Association, club, religious,  charitable,                The organization
     educational or other tax-example organization

10.  A broker or registered nominee                            The broker or nominee

11.  Account with the Department of Agriculture                The public entity
     in the name of a public entity (such as a
     State or local government, school district,
     or prison) that receives agricultural program
     payments


NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9



Obtaining A Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4,Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any IRA, or a custodial account under
    Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

o   The United States or any of its agencies or instrumentalities.

o A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

o    A corporation.

o    A foreign central bank of issue.

o A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

o    A real estate investment trust.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o A common trust fund operated by a bank under Section 584(a) of the Code. o A financial institution.

o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Securities, Inc. Nominee List.

o A trust exempt from tax under Section 664 or described in Section 4947(a)(1) of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o    Payment made by certain foreign organizations.

o    Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

o Payments described in Section 6049(b)(5) of the Code to non-resident aliens.

o    Payments on tax-free covenant bonds under Section 1451 of the Code.

o    Payments made by certain foreign organizations.

o    Payments made to a nominee.

o    Mortgage interest paid to you.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. File this form with the payer, furnish your taxpayer identification number, write "exempt" on the face of the form, sign and date the form and return it to the payer. If you are a nonresident alien or a foreign entity not subject to backup withholding, file with a payer a completed internal revenue form W-8 (certificate of foreign status).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes, and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty For Failure To Furnish Taxpayer Identification Number. - If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty For False Information With Respect To Withholding. - If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty For Falsifying Information. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

             FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE.